UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2004

The TJX Companies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

770 Cochituate Road,
Framingham, MA 01701

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (508) 390-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The TJX Companies, Inc. announced several senior management changes effective January 21, 2005 including the departure of Carol Meyrowitz as President of The Marmaxx Group and Senior Executive Vice President of TJX. Under an agreement between TJX and Ms. Meyrowitz dated as of November 8, 2004 (the “Agreement”), Ms. Meyrowitz will resign her offices with TJX effective January 21, 2005, but will remain at TJX in an advisory capacity to assist with the management transition from January 21, 2005 through September 30, 2005, at which time she will terminate her employment with TJX. The Agreement provides that through January 31, 2005, Ms. Meyrowitz will continue to receive her current base salary and benefits, and that for the period February 1, 2005 through the last day of TJX’s 2006 fiscal year, Ms. Meyrowitz will be paid $900,000, reduced by any remuneration earned by Ms. Meyrowitz from other full-time employment during such period. Ms. Meyrowitz will receive any payments due under her awards under the Management Incentive Plan for the 2005 fiscal year and under the Long Range Incentive Plan for the three-year cycle ending in the 2005 fiscal year in accordance with the terms of those Plans, but TJX has agreed that she will receive not less than her target award under the Management Incentive Plan for TJX’s 2005 fiscal year (55% of actual base salary). The Agreement provides for a payment, in lieu of an award under the Management Incentive Plan for TJX’s 2006 fiscal year, equal to 55% of Ms. Meyrowitz’s base compensation for the period from February 1, 2005 through the last day of TJX’s 2006 fiscal year, net of any offset of remuneration received from other full-time employment. Instead of a payment under the Long-Range Performance Incentive Plan for the three-year cycle ending in TJX’s 2006 fiscal year, TJX has agreed to pay Ms. Meyrowitz an amount based on the amount she would have earned under such plan had she remained an employee through the end of TJX’s 2006 fiscal year, pro-rated if she accepts other full-time employment prior to the end of the 2006 fiscal year. Ms. Meyrowitz’s previously awarded stock options and restricted stock awards under TJX’s Stock Incentive Plan will continue to vest in accordance with their original terms through September 30, 2005. In addition, TJX has agreed that 37,500 shares of restricted stock that are scheduled to vest in September 2006 will vest at the same time and subject to the same conditions (including the achievement of specified performance goals) as would have been the case had Ms. Meyrowitz remained a full-time employee through September 30, 2006. The Agreement confirms that Ms. Meyrowitz is entitled to receive a lump sum payment of her benefit under TJX’s Supplemental Executive Retirement Plan when she attains age 55. TJX will continue to provide family medical coverage to Ms. Meyrowitz through September 30, 2005 and thereafter has agreed to pay the cost through December 31, 2006 of any continuation of such coverage elected by Ms. Meyrowitz under COBRA. Following her termination of employment, TJX has agreed to provide Ms. Meyrowitz with the continued use of her TJX-provided automobile through TJX’s 2006 fiscal year. The Agreement includes a non-competition and non-solicitation undertaking while Ms. Meyrowitz is employed by TJX and thereafter through January 31, 2007, as well as a prohibition on the use or disclosure of confidential information of TJX. The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

     The Agreement described under Item 1.01 above supersedes any other contracts or commitments with respect to Ms. Meyrowitz’s employment with TJX and/or her termination of employment with TJX, including without limitation the employment agreement between Ms. Meyrowitz and TJX dated as of January 28, 2001 and the change of control severance agreement between Ms. Meyrowitz and TJX, dated as of April 9, 1999, as amended as of January 28, 2001, except to the extent expressly provided for in the Agreement. The term of Ms. Meyrowitz’s prior employment agreement was from January 28, 2001 through January 31, 2004 and thereafter until terminated by either Ms. Meyrowitz or TJX, subject to earlier termination as provided therein. Under Ms. Meyrowitz’s prior employment agreement, she was entitled to a minimum base salary and participation in specified benefit programs, including the Management Incentive Plan and the Long Range Performance Incentive Plan. The prior agreement included a two-year non-competition undertaking following voluntary termination of employment. If TJX were to terminate Ms. Meyrowitz’s employment other than for cause, and in certain other cases, Ms. Meyrowitz would have been entitled to continuation of base salary for up to twelve months and specified incentive plan payments. In the event of a change of control, under her prior change in control agreement, Ms. Meyrowitz would have vested in her options and would no longer be subject to non-competition undertakings. If Ms. Meyrowitz’s employment were to terminate for various reasons within 24 months following a change of control, in lieu of the severance benefits described above, she would have been entitled to receive a payment equal to two times base salary plus the present value of remaining SERP benefits and specified incentive plan payments. For up to two years following termination, TJX would also have been obligated to provide continued benefits. In addition, TJX would also have been obligated to pay Ms. Meyrowitz a tax gross up payment in respect of certain taxes incurred in connection with the change of control, and would have been obligated to pay all legal fees and expenses reasonably incurred by Ms. Meyrowitz in seeking enforcement of contractual rights following a change of control. The commitments and obligations under the prior agreements described in this Item 1.02 are superseded by the Agreement described in Item 1.01 and attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is filed herewith:

Exhibit Number	Title
10.1	Agreement dated as of November 8, 2004 between Carol Meyrowitz and The TJX Companies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The TJX Companies, Inc.

(Registrant)

Dated: November 15, 2004	/s/ Jeffrey G. Naylor
Jeffrey G. Naylor
Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated as of November 8, 2004 between Carol Meyrowitz and The TJX Companies, Inc.